UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2021 (the “Effective Date”), Clubhouse Media Group, Inc. (the “Company”) entered into three (3) separate director agreements (each, a “Director Agreement”, and collectively, the “Director Agreements”) with three (3) of its current directors: Amir Ben-Yohanan, Christopher Young, and Simon Yu (each, a “Director” and collectively, the “Directors”). The Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a director of the Company.

Pursuant to the Director Agreements, each of the Directors agreed to serve as a director of the Company. The Company acknowledged that each of the Directors currently hold positions with other companies, and agreed that each Director may continue to hold such positions so long as they do not interfere with the Director’s duties as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings).

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and
●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

The Director Agreements acknowledge and agree that the Company has filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “Form S-8), with respect to certain shares that may be issued to employees, consultants and other personnel providing services to the Company. As long as the Company has sufficient shares of Common Stock registered on the Form S-8, or any replacement registration statement thereto, the Company agreed that any shares to be granted to a Director pursuant to the applicable Director Agreement will be shares of Common Stock registered on the Form S-8. Each Director acknowledged that such shares issued will be subject to the resale requirements of SEC Rule 144 applicable to “control” securities. The Company also agreed to reimburse each Director for out of pocket, reasonable expenses incurred in connection with such Director’s services as a director of the Company.

Pursuant to the Director Agreements, each of the Directors and the Company agreed to customary provisions relating to ownership of intellectual property created by a Director on behalf of the Company in such Director’s capacity as a director, to the extent related to the Company’s “influencer business”, as defined in each of the Director Agreements. Among other things, except with respect to intellectual property created on a Director’s own time and not in direct service to the Company, each Director assigns all intellectual property rights to the Company directly related to the Company’s influencer business. The Director Agreement also contains customary confidentiality provisions.

Each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s Director Agreement will remain in full force and effect until their resignation, removal, or death. Each Director Agreement may be amended or terminated only upon the mutual agreement of the Company and the applicable Director.

The foregoing description is subject to, and qualified in its entirety by each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s Director Agreements attached as Exhibit 10.1, 10.2, and 10.3, hereto respectively, each of which are incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Director Agreement between the Company and Amir Ben-Yohanan, effective March 4, 2021.
10.2	Director Agreement between the Company and Christopher Young, effective March 4, 2021.
10.3	Director Agreement between the Company and Simon Yu, effective March 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2021	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer